EXHIBIT 3.1

AMENDED AND RESTATED BYLAWS

OF

ZIX CORPORATION

JANUARY 1, 2013

AMENDED AND RESTATED BYLAWS

OF

ZIX CORPORATION

ARTICLE I

Shareholders

Section 1.01 Time and Place of Meetings. Meetings of the shareholders will be held at such times and places, within or outside the State of Texas, as will be determined by the Board.

Section 1.02 Annual Meetings. Annual meetings of shareholders will be held on such dates and at such times and places as will be determined by the Board of Directors (the “Board”), at which shareholders will elect a Board and transact such other business as may properly be brought before the meeting. Any annual meeting of shareholders may be adjourned by the chairman of the meeting from time to time and place to place. At any reconvened meeting, the shareholders may transact any business that might have been transacted at the original meeting. The Board may postpone and reschedule any previously scheduled annual meeting of shareholders.

Section 1.03 Special Meetings. Special meetings of the shareholders may be called at any time by the Chairman of the Board (the “Chairman”) or the Board, and must be called by the president or the secretary at the request in writing of a majority of the members of the Board. Each request for a special meeting of the shareholders, and the notice sent to the shareholders, must state the purpose or purposes of the proposed meeting. Any special meeting of shareholders may be adjourned by the chairman of the meeting from time to time and place to place. At any reconvened meeting, the shareholders may transact any business which might have been transacted at the original meeting. The Board may postpone and reschedule any previously scheduled special meeting of shareholders called by the Chairman or at the request of the Board.

Section 1.04 Notice. Except as provided in Section 21.456 of the TBOC, written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, must be given not less than 10 nor more than 50 days before the date of the meeting by or at the direction of the president, the secretary or the officer or person calling the meeting, to each shareholder entitled to vote at such meeting.

Section 1.05 Fixing Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend or distribution, or in order to make a determination of shareholders for any other proper purpose, the Board may fix in advance a date as the record date for any such determinations. The record date fixed cannot be more than 60 days before, and in the case of any meeting of shareholders cannot be less than 10 days before, the date on which the particular action requiring such determination of shareholders is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend or distribution, then the record date for the determination of shareholders will be the date on which notice of the meeting is mailed or the date on which the Board adopted the resolution declaring the dividend or distribution, as applicable, and in any case, such mailing date or adoption date shall comply with the 60-day and 10-day requirements set forth above. When a determination of the shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, that determination will apply to any adjournment of that meeting.

Section 1.06 Voting List. The officer or agent of the Corporation having charge of the stock transfer books for shares of the Corporation must make, at least 10 days before each meeting of the shareholders, a complete list of the shareholders of record on the stock transfer books of the Corporation entitled to vote at the meeting or any adjournment thereof. That list must be arranged by shareholder names in alphabetical order, with the address of and the number of voting shares held by each. That list must, for a period of 10 days before such meeting, be kept on file at the registered office or principal place of business of the Corporation and be subject to inspection by any shareholder at any time during the Corporation’s usual business hours. That list also must be made available at the time and place of the meeting and be subject to inspection by any shareholder during the whole time of the meeting.

Section 1.07 Quorum. A quorum will be deemed to be present at any meeting of shareholders for the transaction of business if the holders of a majority of the issued and outstanding shares entitled to vote are represented at the meeting in person or by proxy, unless a different number of shares represented is provided in the Corporation’s Articles of Incorporation (as now referred to in the TBOC, the “Certificate of Formation”) or in the TBOC. If a quorum is not present at any meeting of shareholders for the transaction of business, then the chairman of the meeting may adjourn the meeting until such time and to such place as is determined by a vote of the holders of a majority of the shares represented at that meeting in person or by proxy. Once a quorum is deemed to be present at a meeting of shareholders, the shareholders represented in person or by proxy at the meeting may conduct such business as may be properly brought before the meeting until it is adjourned, and the subsequent withdrawal from the meeting of any shareholder or the refusal of any shareholder represented in person or by proxy to vote will not affect the presence of a quorum at the meeting.

Section 1.08 Voting. The affirmative vote of the holders of at least a majority of the shares entitled to vote on a matter and represented in person or by proxy at a meeting of shareholders at which a quorum is present will be deemed to be the act of the shareholders on that matter, other than the election of directors and other than a matter for which the affirmative vote of the holders of a greater specified portion of the shares entitled to vote is required by the Certificate of Formation or the TBOC. Directors will be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of shareholders at which a quorum is present, i.e., the person or persons receiving the greatest number of votes cast will be elected to the directorship or directorships being filled at such meeting. For any matters as to which the Certificate of Formation or TBOC specifies that approval requires the affirmative vote of holders of greater than a majority of the shares entitled to vote on that matter, the affirmative vote of the holders of at least the portion specified by the Certificate of Formation or TBOC of the shares entitled to vote on that matter and represented in person or by proxy at a meeting of shareholders at which a quorum is present will be deemed to be the act of the shareholders on that matter.

Each shareholder represented in person or by proxy at a meeting of the shareholders will be entitled to one vote for each share having voting power held by that shareholder, except to the extent that the voting rights of the shares of any class or classes are limited or denied by the Certificate of Formation. Every proxy must be executed in writing by the shareholder. A facsimile or other form of electronic transmission, by the shareholder, or a photographic, photostatic or similar reproduction of a writing executed by the shareholder, will be treated as an execution in writing for purposes of this section. Any electronic transmission must contain or be accompanied by information from which it can be determined that the transmission was authorized by the shareholder. No proxy will be valid more than 11 months after the date of its execution unless otherwise provided in that proxy. Each proxy will be revocable unless the proxy states that it is irrevocable or unless it otherwise is made irrevocable by law.

Section 1.09 Action by Written Consent Not Permitted. Shareholders do not have the power, authority or ability to take any action by written consent in lieu of a meeting.

Section 1.10 Conduct of a Meeting of Shareholders. Meetings of the shareholders will be presided over by the Chairman, or in the absence of the Chairman, the president, or in the absence of the president by a chairman chosen by the Board. The secretary will act as secretary at meetings of the shareholders, or in the secretary’s absence any assistant secretary or any person appointed by the individual presiding over the meeting.

Section 1.11 Order of Business.

(A) Annual Meetings of Shareholders. At any annual meeting of the shareholders, only such nominations of persons for election to the Board shall be made, and only such other business shall be conducted or considered, as shall have been properly brought before the meeting. For nominations to be properly made at an annual meeting, and proposals of other business to be properly brought before an annual meeting, nominations and proposals of other business must be (a) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board, (b) otherwise properly made at the annual meeting, by or at the direction of the Board or (c) otherwise properly requested to be brought before the annual meeting by a shareholder of the Corporation in accordance with these bylaws. For nominations of persons for election to the Board or proposals of other business to be properly requested by a shareholder to be made at an annual meeting, a shareholder must (i) be a shareholder of record at the time of giving of notice of such annual meeting by or at the direction of the Board (provided, however, that if the Corporation establishes and publicly announces a record date for determining shareholders entitled to receive any notice of any such annual meeting, such record date shall instead apply) and at the time of the annual meeting, (ii) be entitled to vote at such annual meeting and (iii) comply with the procedures set forth in these bylaws as to such business or nomination. The immediately preceding sentence shall be the exclusive means for a shareholder to make nominations or other business proposals (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and included in the Corporation’s notice of meeting) before an annual meeting of shareholders.

(B) Special Meeting of Shareholders. At any special meeting of the shareholders, only such business shall be conducted or considered, as shall have been properly brought before the meeting pursuant to the Corporation’s notice of meeting. To be properly brought before a special meeting, proposals of business must be (a) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Chairman or the Board or (b) otherwise properly brought before the special meeting, by or at the direction of the Chairman or the Board.

Nominations of persons for election to the Board may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (a) by or at the direction of the Board or (b) provided that the Board has determined that directors shall be elected at such meeting, by any shareholder of the Corporation who (i) is a shareholder of record at the time of giving of notice of such special meeting and at the time of the special meeting, (ii) is entitled to vote at the meeting, and (iii) complies with the procedures set forth in these bylaws as to such nomination.

The immediately preceding sentence is the exclusive means for a shareholder to make nominations or other business proposals before a special meeting of shareholders (other than matters properly brought under Rule 14a-8 under the Exchange Act and included in the Corporation’s notice of meeting).

(C) General. Except as otherwise provided by law, the Certificate of Incorporation or these bylaws, the chairman of the meeting has the sole power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with these bylaws and, if any proposed nomination or other business is not in compliance with these bylaws, to declare that no action shall be taken on such nomination or other proposal and such nomination or other proposal shall be disregarded.

Section 1.12 Advance Notice of Shareholders Business and Nominations.

(A) Annual Meeting of Shareholders. Without qualification or limitation, subject to Section 1.12(C)(4) of these bylaws, for any nominations or any other business to be properly brought before an annual meeting by a shareholder pursuant to Section 1.11(A) of these bylaws, the shareholder must have given timely notice thereof and timely updates and supplements thereof in writing to the secretary and such other business must otherwise be a proper matter for shareholder action.

To be timely, a shareholder’s notice must be delivered to the secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder must be so delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall any adjournment or postponement of an annual meeting, or the public announcement thereof, commence a new time period for the giving of a shareholder’s notice as described above.

Notwithstanding anything in the immediately preceding paragraph to the contrary, if the number of directors to be elected to the Board is increased by the Board, and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a shareholder’s notice required by this Section 1.12(A) will also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to the secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

In addition, to be timely, a shareholder’s notice must further be updated and supplemented, if necessary, so that the information provided or required to be provided in the notice will be true and correct as of the record date for the meeting and as of the date that is 10 business days prior to the meeting or any adjournment or postponement of the meeting, and such update and supplement must be delivered to the secretary at the principal executive offices of the Corporation not later than 5 business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than 8 business days prior to the date for the meeting, any adjournment or postponement thereof in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment or postponement thereof.

(B) Special Meetings of Shareholders. Subject to Section 1.12(C)(4) of these bylaws, if the Corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board, then any shareholder may nominate a person or persons (as the case may be) for election to such position(s) to be elected as specified in the Corporation’s notice calling the meeting, provided that the shareholder gives timely notice thereof and timely updates and supplements thereof in writing to the secretary. In order to be timely, a shareholder’s notice shall be delivered to the secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to the date of the special meeting and not later than the close of business on the later of the 90th day prior to the date of the special meeting or, if the first public announcement of the date of the special meeting is less than 100 days prior to the date of the special meeting, the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at that meeting. In no event will any adjournment or postponement of a special meeting, or the public announcement thereof, commence a new time period for the giving of a shareholder’s notice as described above.

In addition, to be timely, a shareholder’s notice must further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice will be true and correct as of the record date for the meeting and as of the date that is 10 business days prior to the meeting or any adjournment or postponement of the meeting, and the update and supplement must be delivered to the secretary at the principal executive offices of the Corporation not later than 5 business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than 8 business days prior to the date for the meeting, any adjournment or postponement thereof in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment or postponement thereof.

(C) Other Provisions.

(1) To be in proper form, a shareholder’s notice (whether given pursuant to Section 1.11(A) or 1.11(B) of these bylaws) to the secretary must include the following, as applicable:

(a) As to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, a shareholder’s notice must set forth: (i) the name and address of such shareholder, as they appear on the Corporation’s books, of such beneficial owner, if any, and of their respective affiliates or associates or others acting in concert therewith, (ii) (A) the class or series and number of shares of the Corporation which are, directly or indirectly, owned beneficially and of record by such shareholder, such beneficial owner and their respective affiliates or associates or others acting in concert therewith, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, or any derivative or synthetic arrangement having the characteristics of a long position in any class or series of shares of the Corporation, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the Corporation, including due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of the Corporation, whether or not such instrument, contract or right shall be subject to settlement in the underlying class or series of shares of the Corporation, through the delivery of cash or other property, or otherwise, and without regard of whether the shareholder of record, the beneficial owner, if any, or any affiliates or associates or others acting in concert therewith, may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation (any of the foregoing, a “Derivative Instrument”) directly or indirectly owned beneficially by such shareholder, the beneficial owner, if any, or any affiliates or associates or others acting in concert therewith, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such shareholder has a right to vote any class or series of shares of the

Corporation, (D) any agreement, arrangement, understanding, relationship or otherwise, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such shareholder, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of the shares of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such shareholder with respect to any class or series of the shares of the Corporation, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class or series of the shares of the Corporation (any of the foregoing, “Short Interests”), (E) any rights to dividends on the shares of the Corporation owned beneficially by such shareholder that are separated or separable from the underlying shares of the Corporation, (F) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such shareholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership, (G) any performance-related fees (other than an asset-based fee) that such shareholder is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, including without limitation any such interests held by members of such shareholder’s immediate family sharing the same household, (H) any significant equity interests or any Derivative Instruments or Short Interests in any principal competitor of the Corporation held by such shareholder, and (I) any direct or indirect interest of such shareholder in any contract with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), and (iii) any other information relating to such shareholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement and form of proxy or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;

(b) If the notice relates to any business other than a nomination of a director or directors that the shareholder proposes to bring before the meeting, a shareholder’s notice must, in addition to the matters set forth in paragraph (a) above, also set forth: (i) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such shareholder and beneficial owner, if any, in such business, (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration), and (iii) a description of all agreements, arrangements and understandings between such shareholder and beneficial owner, if any, and any other person or persons (including their names and addresses) in connection with the proposal of such business by such shareholder and any material interest of such other person or persons, if any, in such business;

(c) As to each person, if any, whom the shareholder proposes to nominate for election or reelection to the Board, a shareholder’s notice must, in addition to the matters set forth in paragraph (a) above, also set forth: (i) all information relating to such person which would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (ii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such shareholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the shareholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; and

(d) All proposed nominees must meet, and must furnish to the Board a statement representing that such proposed nominee meets, any and all qualification requirements prescribed, from time to time, by any applicable federal or state law, any relevant securities exchange and the Board and Nominating and Corporate Governance Committee. The Corporation may require any proposed nominee for election or reelection to the Board to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director or an independent director of the Corporation or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee.

(2) For purposes of these bylaws, “public announcement” means disclosure on the “Investor Relations” page of the Corporation’s website, in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(3) Notwithstanding the provisions of these bylaws, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in these bylaws; provided, however, that any references in these bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to Section 1.11 of these bylaws.

(4) Subject to Rule 14a-8 promulgated under the Exchange Act, nothing in these bylaws will be construed to permit any shareholder, or give any shareholder the right, to include or have discussed or described in the Corporation’s proxy statement any nomination of director or directors or any other proposal.

ARTICLE II

Directors

Section 2.01 Number of Directors. The number of directors of the Corporation will be fixed from time to time by resolution of the Board. No decrease in the number of directors will have the effect of reducing the term of any incumbent director. Directors will be elected at the annual meeting shareholders, except as provided in section 1.11 and section 2.02 of these bylaws. Directors terms will expire annually, upon the election of directors at the annual meeting of shareholders, but in any case, each director will hold office until (i) his successor is elected and qualified, (ii) he dies, (iii) he resigns or (iv) he is removed. Directors need not be residents of the State of Texas or shareholders of the Corporation.

Section 2.02 Vacancies. A vacancy in the Board (whether caused by death, resignation, retirement, removal from office, or creation of a new directorship by an increase in the authorized number of directors or any other reason), may be filled by the affirmative vote of the majority of the remaining directors, even if the remaining directors constitute less than a quorum of the Board.

Section 2.03 General Powers. The business of the Corporation will be managed by or under the direction of its Board, which may exercise all powers of the Corporation and do all such lawful acts and things as are not directed or required to be exercised or done by the shareholders pursuant to the TBOC, the Certificate of Formation or these bylaws.

Section 2.04 Regular Meetings. Regular meetings of the Board will be held at such times and places as are determined by the Board, without the need for further notice of the meetings.

Section 2.05 Special Meetings. Special meetings of the Board may be called by or at the request of the Chairman or the president, and must be called by the president or the secretary on the written request of a majority of the directors. The authorized person or persons who call a special meeting of the Board may fix the time and place for holding that special meeting.

Section 2.06 Notice of Special Meetings. Notice of a special meeting of the Board must be given at least 48 hours before the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice or waiver of notice for that meeting.

Section 2.07 Quorum and Voting. The presence at a meeting of the Board of a majority of the number of directors constituting the entire Board will be deemed to constitute a quorum for the transaction of business at that meeting. The affirmative vote of at least a majority of the directors present at any meeting at which a quorum is present will be deemed to be the act of the Board, except as may be otherwise specifically provided by the TBOC, the Certificate of Formation or these bylaws. If a quorum is not present at any meeting of the Board, a majority of the directors present at the meeting may adjourn the meeting to a time and place they determine.

Section 2.08 Chairman of the Board. The Chairman of the Board will be elected by the Board from among the directors. The Chairman position may be, but need not be, designated as an officer position. The Chairman will preside at all meetings of the Board and the shareholders, unless he is absent or designates another director to preside in his stead. The Chairman has the incidental powers and duties related to the conduct of meetings of the Board and meetings of the shareholders.

Section 2.09 Committees. The Board may designate committees of the Board. The committees will have such names, functions, power and authority as may be designated by the Board, subject to the limitations in the TBOC, the Certificate of Formation or these bylaws. Each committee must consist of two or more directors, one of whom may be designated as chairman of the committee and may preside at all meetings of such committee. The Board may also designate one or more directors to be alternate members of any committee. The alternate members may, subject to any limitations imposed by the Board, replace absent or disqualified members at any meeting of that committee. At any meeting of a committee, a majority of the members of the committee will constitute a quorum for the transaction of business, and the act of a majority of the members present at the meeting at which a quorum is present will be deemed to be the act of the committee. The committees will keep minutes of their proceedings and will timely report their activities to the Board. The Board may establish notice and other procedural requirements for any committee. Absent such Board established requirements, each committee shall have discretion to establish its own procedural requirements.

Section 2.10 Action by Written Consent. Any action required or permitted to be taken at any meeting of the Board or a Board committee may be taken without a meeting and without any notice if a written consent setting forth the action taken is signed by all the directors or the members of the committee, as applicable. Such a signed, written consent will have the same force and effect as an act by vote at a meeting of the Board or the committee.

Section 2.11 Presence at Meetings by Means of Communication Equipment. Directors may participate in and hold a meeting of the Board and any Board committees by means of telephone conference, video conference or other suitable electronic communications system or equipment or any combination thereof, including via the Internet, if the system or equipment permits all persons participating in the meeting to communicate with all other persons participating in the meeting. Participation in a meeting as described in this section will constitute presence in person at that meeting, except where a person participates in the meeting solely to object to the transaction of business at the meeting on the ground that the meeting was not properly called or convened.

ARTICLE III

Notices

Section 3.01 Form of Notice. Whenever the TBOC, the Certificate of Formation or these bylaws requires notice to be given to any shareholder or director, that notice must be given either (i) in writing and effected by hand delivery, by the United States mail, with postage and fees thereon prepaid, by a nationally recognized delivery service, with fees thereon prepaid, (ii) by means of facsimile transmission, electronic mail or any other form of electronic transmission consented to by the shareholder or director, or (iii) by oral notice given in person or by telephone. A notice to a shareholder or director will be deemed given as follows: (i) if given by hand delivery, orally or by telephone, when actually received by the shareholder or director, (ii) if sent through the United States mail, when deposited in the United States mail, with postage and fees thereon prepaid, addressed to the shareholder or director at the shareholder or director’s address appearing on the records of the Corporation, (iii) if sent by a nationally recognized delivery service, when deposited with such service, with fees thereon prepaid, addressed to the shareholder or director at the shareholder’s or director’s address appearing on the records of the Corporation, (iv) if sent by facsimile transmission, when transmitted to a facsimile number provided by the shareholder or director for the purpose of receiving notice, (v) if sent by electronic mail, when transmitted to an electronic mail address provided by the shareholder or director for the purpose of receiving notice, or (vi) if transmitted the shareholder or director by any other form of electronic transmission consented to by the shareholder or director, immediately upon such transmission. A shareholder or director may revoke the shareholder or director’s consent to notices being given by means of electronic transmission by delivering written notice of such revocation to the Corporation. A shareholder’s or director’s consent to notices being given to the shareholder or director to any particular address or facsimile number for receipt of electronic transmission will be deemed revoked if the Corporation, secretary or other employee tasked with providing notice knows that it was unable to deliver notices to that address or facsimile number for two consecutive meetings or actions requiring consent in lieu of a meeting. The inadvertent failure to treat the unsuccessful transmissions as a revocation of the shareholder or director’s consent does not invalidate a meeting or other action. An affidavit of the secretary or such other agent of the Corporation that notice has been given by electronic transmission is, in the absence of fraud, prima facie evidence that notice was given.

Section 3.02 Waiver. Whenever the TBOC, the Certificate of Formation or these bylaws requires notice to be given to any shareholder or director, a written waiver signed by the person or persons entitled to such notice, whether before or after the time stated in such notice, will be equivalent to the giving of notice. If a person entitled to notice of a meeting participates in or attends the meeting, the person’s participation or attendance constitutes waiver of notice of the meeting unless the person participates in or attends the meeting solely to object to the transaction of business at the meeting on the ground that the meeting was not properly called or convened. A written waiver of notice of a meeting of shareholders, or the Board or a Board committee need not state the purpose of or the business transacted the meeting. Participation or attendance at a meeting by a person entitled to notice of the meeting constitutes a waiver by the person of notice of any particular matter at the meeting that was not described as among the purposes or business of the meeting in the notice given for the meeting, unless the person expressly objects to considering the matter when it is presented to the meeting.

ARTICLE IV

Officers

Section 4.01 General. The officers of the Corporation elected by the Board must include a president, a secretary and a treasurer. The Board may also elect or appoint one or more vice presidents (with or without descriptive titles) including but not limited to one or more executive vice presidents and senior vice presidents. The Board may also elect or appoint one or more assistant secretaries, assistant treasurers and other officers and assistant officers and agents as it from time to time determines to be necessary or advisable in the conduct of the affairs of the Corporation. Any two or more offices may be held by the same person. The Chairman may be, but need not be, designated as an officer position.

Section 4.02 Election. At the first meeting of the Board after each annual meeting of the shareholders, and at such other times as it deems appropriate, the Board will elect and appoint the officers to fill the positions described in section 4.01 of these bylaws. The Board may determine the compensation of all officers and agents of the Corporation. The election or appointment of a person as an officer or agent of the Corporation will not of itself create contract rights for that person. Officers will hold office until their successors are chosen and qualified. Any officer may be removed from office by the Board at any time, for any reason or no reason, but the removal will not prejudice the contract rights, if any, of the persons so removed. The Board may fill any vacancy occurring in any office of the Corporation.

Section 4.03 President. The president will be the chief executive officer of the Corporation and will be responsible for the operations and business affairs of the Corporation. The president will, in general, have supervisory power over all of the other officers and the business activities of the Corporation, subject to the direction of the Board. The president will have authority to execute bonds, deeds and contracts in the name of the Corporation; to sign stock certificates; to cause the employment or appointment of such employees and agents of the Corporation as the proper conduct of operations may require, and to fix their compensation; to remove or suspend any employee or agent, any officer subordinate to him; and, in general, to exercise all powers usually pertaining to the office of the president of a corporation, except as otherwise provided in these bylaws and resolutions adopted by the Board. The president will see that all orders and resolutions of the Board and Board committees are carried into effect.

Section 4.04 Vice Presidents. Vice presidents will perform all duties and services assigned to or required of them from time to time by the Board and any officer superior to them.

Section 4.05 Secretary and Assistant Secretaries. The secretary will attend all meetings of the Board and all meetings of the shareholders and will record the proceedings of those meetings, and will perform like duties for the Board committees as appropriate. The secretary will cause to be given all required notices of meetings of the shareholders and of the Board and Board committees. The secretary will have charge of the seal of the Corporation and authority to affix it to any document. The seal, when so affixed, will be attested by the signature of the secretary, treasurer, assistant secretary or assistant treasurer, which may be in facsimile or any form of transmission or reproduction not prohibited by applicable law. The secretary will keep and account for all books, documents, papers and records of the Corporation except those for which some other officer or agent is properly accountable. He will have authority to sign stock certificates, and will generally have all authority and perform all the duties usually pertaining to the office of the secretary of a corporation, except as otherwise provided in these bylaws and resolutions adopted by the Board. Assistant secretaries will assist in performing the duties and exercise the powers of the secretary.

Section 4.06 Treasurer and Assistant Treasurers. The treasurer will have active control of and will be responsible for all matters pertaining to the finances of the Corporation. The treasurer will have the care and custody of all monies, funds and securities of the Corporation and will deposit all monies and other valuable effects in the name of and to the credit of the Corporation in such depositories as may be designated by the Board. The treasurer will cause to be recorded a statement of all receipts and disbursements of the Corporation in order that proper entries may be made in the books of account. The treasurer will have the power to sign stock certificates, to endorse for deposit or collection or otherwise, all checks, drafts, notes, bills of exchange or other commercial paper payable to the Corporation and to give proper receipts or discharges for all payments to the Corporation. The treasurer will be responsible for all terms of credit granted by the Corporation and for the collection of all of its accounts. The treasurer will generally have all authority and perform all the duties usually pertaining to the office of the treasurer of a corporation, except as otherwise provided in these bylaws and resolutions adopted by the Board. Assistant treasurers will assist in performing the duties and exercise the powers of the treasurer. The treasurer may be, but need not be, the chief financial officer of the Corporation.

ARTICLE V

Certificates Representing Shares

Section 5.01 Form of Certificates. The shares of the Corporation may be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the stock of the Corporation may be uncertificated shares, such decision to be made in the Board of Directors’ sole discretion. Any such resolution will not apply to shares represented by a certificate until each such certificate is surrendered to the Corporation. All signatures on the certificate referred to in this section of these Bylaws may be in facsimile, engraved or printed form, to the extent permitted by law. In case any officer, transfer agent or registrar who has signed, or whose facsimile, engraved or printed signature has been placed upon a certificate will have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

Section 5.02 Lost Certificates. In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such policies as the Board of Directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

Section 5.03 Transfer of Shares. Shares of stock will be transferable on the books of the Corporation by the holder thereof in person or by his duly authorized attorney. Subject to any restrictions on transfer set forth in the Certificate of Formation, these bylaws or any agreement among shareholders to which the Corporation is a party or has notice, upon surrender to the Corporation or to the transfer agent of the Corporation of the certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it will be the duty of the Corporation or the transfer agent of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 5.04 Registered Shareholders. The Corporation will be entitled to recognize the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, will not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it will have express or other notice thereof, except as otherwise provided by law.

Section 5.05 Book-Entry Registration of Shares. Notwithstanding any other provision of these bylaws that refers to certificates representing or evidencing shares of capital stock of the Corporation, shares of capital stock of the Corporation may be evidenced by registration in the holder’s name in uncertificated, book-entry form in accordance with the direct registration system approved by the United States Securities and Exchange Commission and by the principal securities exchange on which the shares of the Corporation may from time to time be traded, or as may be otherwise authorized by section 3.201(b) of the TBOC, as and to the extent that the foregoing may be authorized and approved by the Board (the date of any such Board authorization and approval, the “DRS Effective Date”). Notwithstanding the foregoing, any shares of the Corporation represented by a certificate issued prior to the DRS Effective Date shall continue as certificated shares of the Corporation until such certificate is surrendered to the Corporation. No holder of any uncertificated shares of the Corporation issued pursuant to this section will be entitled to demand that such shares be certificated; provided, however, that every holder of uncertificated shares of the Corporation will be entitled to receive notice in writing of any information required to be stated on a certificate representing shares of the Corporation pursuant to sections 3.201—3.205 of the TBOC.

Transfers of uncertificated shares issued pursuant to this section will be made on the books of the Corporation, upon receipt of proper transfer instructions from the registered holder of such shares, or by such person’s duly authorized attorney-in-fact, and upon payment of all necessary transfer taxes and compliance with appropriate procedures for transferring shares in uncertificated form. No transfer of uncertificated shares will be valid against the Corporation for any purpose until such transfer has been entered in the stock records of the Corporation by an entry showing from and to whom such shares were transferred.

ARTICLE VI

Indemnification

Section 6.01 General Right to Indemnification. The Corporation shall indemnify each person who was or is made a party to or witness in, or is threatened to be made a party to or witness in, or is otherwise involved in, any Proceeding (as defined in section 6.12 of these bylaws) by reason of the fact that such person at any time will serve, or at any time has served, as a director or officer of the Corporation, or any person who, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, manager, venturer, proprietor, trustee, employee, agent or similar functionary of any foreign or domestic corporation, partnership, limited liability company, joint venture, sole proprietorship, trust, employee benefit plan or other entity or enterprise (each such person, an “Indemnitee”), in each case as and to the fullest extent authorized by the TBOC or other applicable laws of the State of Texas, as the same exist or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior to that amendment), but in any event no later than 30 days after written demand is presented to the Company, against all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes or penalties, and amounts paid or to be paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith, and such indemnification shall continue as to an Indemnitee who has ceased to be a director or officer and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators; provided, however, that, except for a Proceeding brought by an Indemnitee to enforce his or her rights to indemnification, the Corporation shall indemnify any such Indemnitee in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized by the Board. The termination of a claim in a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim. In addition, to the extent an Indemnitee is, by reason of his Corporate Status (as defined in section 6.12 of these bylaws), a witness or otherwise participates in any Proceeding at a time when he is not a named defendant or respondent in the proceeding, the Corporation shall indemnify him against all expenses (including court costs and attorneys’ fees) actually and reasonably incurred by him or on his behalf in connection therewith.

Section 6.02 Advancement of Expenses. The rights of each Indemnitee provided under this Article VI are contract rights and include, but are not limited to, the right to be indemnified and to have expenses advanced by the Corporation in all Proceedings (“Advancement of Expenses”) to the fullest extent permitted by Section 8.104 of the TBOC. The Corporation shall pay all reasonable expenses incurred by or on behalf of any Indemnitee in connection with any Proceeding or claim, whether brought by the Corporation or otherwise, in advance of any determination respecting entitlement to indemnification pursuant to this Article VI and within 10 days after the receipt by the Corporation of a written request from that Indemnitee accompanied by documentation reasonably evidencing such expenses and requesting payment thereof, whether before or after final disposition of such Proceeding or claim; provided that the Indemnitee undertakes and agrees in writing that he will reimburse and repay the Corporation for any expenses so advanced to the extent that it will ultimately be determined, in accordance with the provisions of Section 8.102 of the TBOC, that he is not entitled to be indemnified against such expenses. If the Corporation makes an Advancement of Expenses to an Indemnitee, the Corporation will be subrogated to every right to recovery the Indemnitee has against any insurance carrier from whom the Corporation has purchased insurance for such purpose.

Section 6.03 Determination of Entitlement to Indemnification. Upon written request to the Corporation by an Indemnitee for indemnification pursuant to these bylaws, a determination, if required by applicable law, with respect to that Indemnitee’s entitlement thereto, unless made by a court, will be made by the Board or any Reviewing Party (as defined in section 6.12 hereof) designated by it; provided, however, that if a Change in Control (other than a Change in Control which has been approved by a majority of the members of the Board who were directors immediately before such Change in Control) will have occurred, such determination will be made by Independent Counsel (as defined in section 6.12 hereof) appointed by the Board and reasonably acceptable to the Indemnitee. The Corporation shall pay any and all reasonable fees and expenses of Independent Counsel incurred in connection with any such determination. If a Change in Control has occurred, the Indemnitee will be presumed (except as otherwise expressly provided in this Article VI) to be entitled to indemnification under this Article VI upon submission of a request to the Corporation for indemnification, and thereafter the Corporation will have the burden of proof in overcoming that presumption in reaching a determination contrary to that presumption. The presumption will be used by Independent Counsel, or such other person or persons determining entitlement to indemnification, as a basis for a determination of entitlement to indemnification unless the Corporation provides information sufficient to overcome that presumption by clear and convincing evidence or the investigation, review and analysis of Independent Counsel or such other person or persons convinces him or them by clear and convincing evidence that the presumption should not apply.

Section 6.04 Events Not Adversely Affecting Rights of Indemnitee. The termination of any Proceeding or of any claim against any Indemnitee in a Proceeding by judgment, order, settlement or conviction, or on a plea of nolo contendere or its equivalent, will not by itself (i) adversely affect the right of that Indemnitee to indemnification or (ii) create a presumption that he did not conduct himself in good faith and in a manner that he reasonably believed, in the case of conduct in his official capacity, was in the best interests of the Corporation or, in all other cases, was not opposed to the best interests of the Corporation or, with respect to any criminal proceeding, that he had reasonable cause to believe that his conduct was unlawful. An Indemnitee will be deemed to have been found liable in respect of any claim only after he will have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom.

Section 6.05 Partial Indemnification; Interest. If it is determined, pursuant to the provisions of the TBOC or other applicable law of the State of Texas, that an Indemnitee is entitled to indemnification as to some claims, issues or matters, but not as to other claims, issues or matters, involved in any Proceeding, no matter by whom brought, the person or persons making such determination (or any court) will authorize the reasonable proration of such expenses, judgments, penalties, fines, judgments and amounts incurred in settlement with respect to which indemnification is sought by the Indemnitee, among such claims, issues or matters as the person or persons making such determination (or any court) will deem appropriate in light of all of the circumstances of such Proceeding.

If it is determined. pursuant to the provisions of the TBOC or other applicable law of the State of Texas, that certain amounts incurred by an Indemnitee are, for whatever reason, unreasonable in amount, the person or persons making such determination (or any court) will authorize indemnification to be paid by the Corporation to the Indemnitee for only such amounts as the person or persons making such determination (or any court) will deem reasonable in light of all of the circumstances.

Section 6.06 Remedy. If a claim for indemnification or Advancement of Expenses under this Article VI is not paid in full by the Corporation within 10 days after a written claim has been received by the Corporation, then the Indemnitee may at any time thereafter seek judicial adjudication to enforce his right to recover the unpaid amount of the claim. If any Indemnitee prevails in any judicial adjudication to enforce his rights under, or to recover damages for breach of any rights created under or pursuant to, this Article VI, then that Indemnitee is entitled to recover from the Corporation, and will be indemnified by the Corporation against, any and all expenses he actually and reasonably incurred in that obtaining that adjudication. If that judicial adjudication determines that the Indemnitee is entitled to receive part but not all of the indemnification or Advancement of Expenses sought, the expenses the Indemnitee incurs in connection with that judicial adjudication will be reasonably prorated in good faith by counsel for the Indemnitee.

Section 6.07 Employees and Agents. The Board may authorize the Corporation to indemnify and advance expenses to an employee or agent of the Corporation to the same extent and subject to the same conditions (or to such lesser extent and/or with such other conditions as the Board may determine) under which the Corporation is required to indemnify and advance expenses to an Indemnitee under this Article VI. The Board may authorize the Corporation to indemnify and advance expenses to persons who are not or were not directors or officers of the Corporation, but who are or were serving at the request of the Corporation as a director, officer, partner, manager, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, limited liability company, joint venture, sole proprietorship, trust, employee benefit plan or other entity or enterprise against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such a person to the same extent and subject to the same conditions (or to such lesser extent and/or with such other conditions as the Board may determine) that the Corporation is required to indemnify and advance expenses to Indemnitees under this Article VI.

Section 6.08 Insurance. The Corporation may procure and maintain insurance, escrows or other similar arrangements, at its expense, to protect itself and any person, including any Indemnitee, who is or was a director, officer, employee, agent or fiduciary of the Corporation or who is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, limited liability company, joint venture, sole proprietorship, trust, employee benefit plan or other entity or enterprise, against any expense, liability or loss asserted against or incurred by that person, in such a capacity or arising out of his status as such a person, whether or not the Corporation would have the power to indemnify that person against that expense or liability. The purchase and maintenance of any such insurance, escrow or similar arrangement will not in any way limit or affect the rights and obligations of the Corporation or an Indemnitee under this Article VI and the adoption of this Article VI will not in any way limit or affect the rights and obligations of the Corporation or of the other party or parties thereto under any such insurance, escrow or similar arrangement.

If the Indemnitee receives payment from any insurance carrier or from any plaintiff or other party in connection with any action against the Indemnitee in respect of any indemnified amounts, after payments on account of all or part of such indemnified amounts have been made by the Corporation pursuant to this Article VI, the Indemnitee will promptly reimburse the Corporation for the amount, if any, by which the sum of such payment by such insurance carrier, plaintiff or other party and payments by the Corporation to the Indemnitee exceed such indemnified amount; provided, however, that such portions, if any, of any such insurance proceeds that are required to be reimbursed to the insurance carrier under the terms of its insurance policy, such as deductible or coinsurance payments, will not be deemed to be payments to the Indemnitee for purposes of this provision. In addition, upon payment of indemnified amounts under this Article VI, the Corporation will be subrogated to the Indemnitee’s rights against any insurance carrier in respect of such indemnified amounts and the Indemnitee will execute and deliver any and all instruments and documents and perform any and all other acts and deeds that the Corporation deems reasonably necessary or advisable to secure such rights.

Section 6.09 Contribution. If the indemnity provided for in this Article VI is unavailable to an Indemnitee for any reason whatsoever, the Corporation, in lieu of indemnifying the Indemnitee, will contribute to the amount reasonably incurred by or on behalf of the Indemnitee, whether for judgments, fines, penalties, amounts incurred in settlement or for expenses in connection with any Proceeding, no matter by whom brought, in such proportion as deemed fair and reasonable, by the person or persons entitled to make the determination as to whether the Indemnitee has met the requisite standard of conduct under the TBOC or other applicable law of the State of Texas, or by the court before which such Proceeding was brought, taking into account all of the circumstances of such Proceeding, in order to reflect (i) the relative benefits received by the Corporation and the Indemnitee as a result of the event or transaction giving rise to such Proceeding; and (ii) the relative fault of the Corporation (and its other directors, officers, employees and agents) and the Indemnitee in connection with such event or transaction.

Section 6.10 Severability. If a court of competent jurisdiction holds any provision of this Article VI to be invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and enforceability of the remaining provisions of this Article VI will not in any way be affected or impaired thereby; and, to the fullest extent possible, the provisions of this Article VI will be construed so as to give the fullest possible effect to the intent manifested by the provision held invalid, illegal or unenforceable.

Section 6.11 Nonexclusivity. The indemnification and advancement of expense rights granted in this Article VI will not be deemed exclusive of any other rights to which an Indemnitee may be entitled under any agreement, other provision of these bylaws, vote of the Corporation’s shareholders or Board, or otherwise, including, without limitation, under the TBOC or other applicable law of the State of Texas, as then in effect, both as to acts in his or her official capacity and as to acts in any other capacity. The Corporation may enter into indemnification agreements with its officers and directors that contractually provide to them indemnification and related benefits.

Section 6.12 Defined Terms. The following terms used herein will have the following meanings:

“Change in Control” will be deemed to have occurred if (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of the Corporation representing 40% or more of the total voting power represented by the Corporation’s then outstanding Voting Stock (other than any such person or any affiliate thereof that is such a 40% or greater beneficial owner as of the date of adoption of this Article VI) or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new director whose election by the Board or nomination for election by the Corporation’s shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof or (iii) the shareholders of the Corporation approve a merger or consolidation of the Corporation with any Other Organization, other than a merger or consolidation which would result in the Voting Stock of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Stock of the surviving or resulting organization) at least 80% of the total voting power represented by the Voting Stock of the Corporation or such surviving or resulting organization outstanding immediately after such merger or consolidation or (iv) the shareholders of the Corporation approve a plan of complete liquidation of the Corporation or (v) the shareholders of the Corporation approve an agreement for the sale or disposition by the Corporation of (in one transaction or a series of transactions) all or substantially all the Corporation’s assets, unless the person or organization acquiring such assets is owned, directly or indirectly, by the Corporation or at least 80% of the total voting power represented by the Voting Stock of such person or organization outstanding immediately after such purchase is held by holders of Voting Stock of the Corporation outstanding immediately prior thereto.

“Independent Counsel” means, with respect to any determination involving an Indemnitee’s rights to indemnification under this Article VI, a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither contemporaneously is, nor in the five years theretofore has been, retained to represent: (a) the Corporation or the Indemnitee in any matter material to either such party, (b) any other party to the claim or proceeding giving rise to a claim for indemnification hereunder or (c) the beneficial owner, directly or indirectly, of securities of the Corporation representing 40% or more of the combined voting power of the Corporation’s then outstanding Voting Stock. Notwithstanding the foregoing, the term “Independent Counsel” will not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or the Indemnitee in an action to determine the Indemnitee’s rights to indemnification under these bylaws.

“Other Organization” includes without limitation an “organization” as defined in Section 1.002(62) of the TBOC.

“Proceeding” means and includes any action, suit or proceeding, whether civil, criminal, administrative or investigative and including without limitation any “proceeding” referred to in Section 8.001(8) of the TBOC.

“Reviewing Party” means any appropriate person or body consisting of a member or members of the Board or any other person or body appointed by the Board who is not a party to the particular matter for which an Indemnitee is seeking indemnification, including, but not limited to, Independent Counsel.

“Voting Stock” means all outstanding shares of all classes and series of capital stock or other equity interests of an organization entitled to vote generally in the election of directors, managers or other governing body, considered as one class; and, if the organization will have shares of Voting Stock entitled to more or less than one vote for any such share or other equity interest, any reference in this Article VI to a percentage in voting power of Voting Stock will be calculated by reference to the percentage of votes the holders of those shares or other equity interests are entitled to cast generally in the election of directors, managers or other governing body.

ARTICLE VII

General Provisions

Section 7.01 Distributions. Distributions upon the outstanding shares of the Corporation, subject to the provisions of the TBOC, the Certificate of Formation and any agreements or obligations of the Corporation, if any, may be declared by the Board in its discretion. Distributions may be declared and paid in cash, in property or in shares of the Corporation, provided that all such declarations and payments of distributions must comply with the TBOC and the Certificate of Formation.

Section 7.02 Reserves. The Board may create out of the earned surplus of the Corporation such reserve or reserves as the Board from time to time, in its absolute discretion, deems proper to provide for contingencies, to repair or maintain any property of the Corporation, or for such other proper purposes as the Board deems beneficial to the Corporation, and the Board may modify or abolish any such reserve.

Section 7.03 Fiscal Year. The fiscal year of the Corporation will be fixed by the Board.

Section 7.04 Seal. The Corporation will have a seal which may be used by its proper officers by causing the seal or a facsimile of it to be impressed on, affixed to or in any manner reproduced upon, documents of any nature.

Section 7.05 Checks. All checks or demands for money and notes of the Corporation will be signed by such officer or officers or such other person or persons as the Board may designate from time to time.

Section 7.06 Voting Securities Owned by Corporation. Voting securities in any other corporation held by this Corporation will be voted by the president or secretary, unless the Board confers voting authority, which may be general or confined to specific investments, upon some other person or officer. Any person authorized to vote securities of another corporation will have the power to appoint proxies with the general power of substitution.

Section 7.07 Resignation. Any director, officer, employee or agent of the Corporation may resign by giving written notice to the president or secretary. The resignation will take effect at the time specified in the resignation, or immediately if no time is specified. Unless specified in such notice, the acceptance of such resignation will not be necessary to make it effective.

Section 7.08 Gender; Singular. The use of any gender in these bylaws will be deemed to include the other gender, and the use of the singular in these bylaws will be deemed to include the plural (and vice versa), wherever appropriate.

ARTICLE VIII

Amendments to Bylaws

These bylaws may be altered, amended, modified or repealed, or new bylaws may be adopted, by the Board.

CERTIFICATE

These Amended and Restated Bylaws were approved by the Board of Directors of Zix Corporation on December 28, 2012 to become effective as of January 1, 2013.

/s/ James F. Brashear
James F. Brashear Vice President, General Counsel & Corporate Secretary

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